Exhibit 99.1

www.nsgrouponline.com Sidoti & Company Emerging Growth Institutional Investor Forum January 18, 2006 NS Group is a leading domestic producer of seamless and welded tubular steel products serving the energy industry. Our products are used primarily in oil and natural gas drilling, exploration and production operations in both onshore and offshore applications.

This presentation contains forward-looking information with respect to the Company's operations and beliefs. Actual results may differ from these forward-looking statements due to many factors, including those discussed in the numerous documents the Company has filed with the Securities and Exchange Commission. NS Group does not undertake any obligations to update or revise its forward-looking statements. Disclaimer

Investment Considerations Pure-play OCTG exposure Significant OCTG market share Substantial capacity OCTG product Alloy grade Full backward integration for seamless products Strong end-user relationships Recognized high quality OCTG Only seamless & welded OCTG producer in the U.S. Record financial performance Debt free Company Description

Profile Company Description Products - Seamless and welded tubular products - Oil country tubular goods (API approved) tubing casing - Alloy and carbon grades - Line pipe

Profile Company Description Industries served - Exploration & production - Pipelines - Selected industrial markets Customers - Distributors - Pipeline and utility companies

2005 Third Quarter Product Mix* Sales: $140 million Company Description * Based on sales dollars Carbon Alloy East 33 67 Carbon 33% Alloy 67% Seamless 65% OCTG OCTG Other 93 7 OCTG 93% Other 7% All Products By Grade

Substantial Capacity Seamless Welded East 570000 200000 Seamless 250,000 TPY Welded 570,000 TPY Company Description 820,000 tons per year 280,000 tons per year of internal alloy capacity

Product Offerings Alloy 67% Carbon 33% SEAMLESS WELDED API & Premium Upset Production Tubing API Casing API Drill Pipe Coupling Stock API Casing API Production Tubing API Casing Line Pipe Coupling Stock Mechanical Tubing API Casing Line Pipe Piling Standard Pipe 1.9" - 5" O.D. 4 1/2" - 16" O.D. Company Description

OCTG Market Share* Significant share of domestic shipments Leadership position in seamless production tubing Source: Preston Pipe & Tube and Company estimates * YTD September 2005 (excludes imports) Company Description All other NS Group Small O.D. Seamless 32 68 68% Seamless: Small O.D. All Other NS Group East 82 18 18% Welded: Casing

Selected End-Users Anadarko Chesapeake Encana EOG ExxonMobil Company Description

2005 Statement of Operations Data Company Description

Balance Sheet Data Company Description September 30, December 31, (in millions) 2005 2004 Cash and short-term investments $120.9 $ 30.9 Working capital $236.9 $136.8 Total assets $377.0 $266.9 Shareholders' equity $272.6 $174.3 Shares outstanding 22.5 21.9 Net debt free No borrowings against $50 million credit facility $87 million of NOL's at 12/31/04

Industry Outlook

Industry Environment

	Natural Gas	OCTG	Steel Coil/Scrap
Demand	▪ Moderate in 2006 – GDP growth (+) – Costly alternatives (+) – Demand destruction (-)	▪ Strong rig count level (+) ▪ Slowly increasing rig count (+) ▪ + 12% in 2006	▪ Demand steady (~) – GDP growth (-) – Softer auto sector (+)
Supply	▪ Balanced to tight – Storage (-) – U.S. production (+) – Cdn production (+)	▪ Import share (-) - FX, raw materials, international rig count ▪ Domestic mill output steady (+) ▪ Healthy inventories/rig (~)	▪ Supply discipline (-) ▪ Global capacity expansion (+) ▪ Exports of scrap (~)
Price	▪ Attractive for E&P (+)	▪ Avg. revenue per ton steady at high level	▪ Prices steady at medium level

Source: Baker Hughes, NYMEX and Company estimates 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 Est. Oil 379 269 128 197 217 137 157 165 194 233 Gas Price 2.59 2.11 2.27 2.89 4.27 3.22 5.39 6.14 8.62 Gas 564 571 496 720 939 691 872 1025 1186 1317 Avg. Natural Gas $/mcf Avg. Rigs Average U.S. Rotary Rig Count Industry Environment (Demand)

Average International Rig Count Source: Baker Hughes, and Company estimates 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 Est. International 809 754 588 652 745 732 771 836 908 950 Industry Environment (Demand)

Average OCTG Imports Source: Preston Pipe & Tube Report and Company estimates 1998 1999 2000 2001 2002 2003 2004 2005 Est. 2006 Est All other 0.1 0.09 0.14 0.18 0.13 0.18 0.19 0.27 0.29 Europe 0.09 0.04 0.12 0.12 0.1 0.08 0.11 0.11 0.11 Euro avg. FX (US$) $1.12 $1.07 $0.93 $0.89 $0.94 $1.12 $1.24 $1.24 $1.20 Industry Environment (Supply)

U.S. OCTG Inventory 1998 1999 2000 2001 2002 2003 2004 Dec 05 Est Inventory 1200 969 1506 1643 1327 1412 1667 2100 Per Rig 1934 1257 1352 1852 1540 1254 1341 1428 Source: Preston Pipe & Tube Report and Company estimates Inventory (end of period) (tons 000's) Tons per rig Industry Environment (Supply)

NS Group Average Net Revenue/Ton 1Q-03 2Q-03 3Q-03 4Q-03 1Q-04 2Q-04 3Q-04 4Q-04 1Q-05 2Q-05 3Q-05 Welded 431 449 467 482 568 862 920 1009 1075 1071 1007 Seamless 342 335 370 378 322 180 290 373 392 588 618 Record seamless and welded levels Record spreads between seamless and welded Industry Environment $350 $180 $618

Raw Material Cost* Scrap raw material costs represent 21% of seamless product COGS Steel coil costs represent 80% of welded product COGS * YTD September 2005 Industry Environment

Average Steel Scrap Prices Source: American Metal Market - No. 1 heavy melt ($/GT) Q1 2003 Q2 Q3 Q4 Q1 2004 Q2 Q3 Q4 Q1 2005 Q2 Q3 Q4 Scrap 114 112 121 143 221 182 209 237 201 174 180 223 Industry Environment Delta ~ $123/ton

Average Steel Coil Prices Source: American Metal Market (Midwest base) ($/Ton) Industry Environment Q1 2003 Q2 Q3 Q4 Q1 2004 Q2 Q3 Q4 Q1 2005 Q2 Q3 Q4 Coil 302 280 287 307 450 590 727 673 633 553 493 560 Delta ~ $260/ton

Investment Summary Pure-play OCTG exposure Premium products (alloy 67%) Significant market share Seamless backward integration Record financial performance Strong balance sheet Positive drilling outlook Substantial upside potential

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